EXHIBIT 3.1

             Florida Community Banks, Inc. Articles of Incorporation




















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                            ARTICLES OF INCORPORATION
                                       OF
                          FLORIDA COMMUNITY BANKS, INC.


     In compliance with the requirements of Chapter 607, Florida Statutes, the undersigned, being a natural person, does hereby act as an incorporator in adopting and filing the following Articles of Incorporation for the purpose of organizing a business corporation.


                                ARTICLE I - NAME

     The name of the corporation is Florida Community Banks, Inc. ("Corporation"). The initial street and mailing address of the principal office of the Corporation is 1400 North 15th Street, Immokalee, Florida 34142, which may be changed from time to time to such other place within the State of Florida as the Board of Directors may designate.


                         ARTICLE II - NATURE OF BUSINESS

     The Corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States and the State of Florida, or any other state, country, territory or nation.


                           ARTICLE III - CAPITAL STOCK

     Section 1 - Classes of Stock: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 15,000,000, consisting of:

     A. 10,000,000 shares of common stock, par value one cent ($0.01) per share ("Common Stock"); and

     B. 5,000,000 shares of preferred stock, par value one cent ($0.01) per share ("Preferred Stock").

     Section 2 - Common Stock: Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, as herein below provided, all rights to vote and voting powers shall be vested exclusively in the holders of the Common Stock. Each share of Common Stock will entitle its holder to one vote. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full any amounts to which they shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

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     Section 3 - Preferred Stock: Except as provided herein, Preferred Stock may be issued and redeemed from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereof as are described in the resolution providing for the issue of such class or series adopted by the Board and as described in the certificate filed with the Florida Secretary of State pursuant to applicable laws. Such resolution and certificate may describe:

     A. Whether the class or series is to have full or limited voting rights;

     B. The number of shares to constitute the class or series and the designations thereof;

     C. The preferences of, the relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions of, the class or series;

     D. Whether the shares of the class or series shall be redeemable, the redemption price or prices, the time or times of redemption, the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

     E. Whether the shares of the class or series shall be subject to the operation of a retirement or a sinking fund to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund shall be established, the annual amount, terms and provisions of the operation thereof;

     F. Any dividend rate, whether dividends are payable in cash, stock, or other property, the conditions and time when such dividends are payable, the preference or relation to the payment of the dividends payable on any other class or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends shall accumulate;

     G. The preferences, and amounts, if any, which the holders of the class or series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of the Corporation;

     H. Whether the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or series and the conversion price, ratio or rate at which such conversion or exchange may be made, with any adjustments; and

     I. Such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series in any or all of the foregoing respects. Except as provided herein, the Board may increase the number of shares of the Preferred Stock designated or any existing class or series by appropriate resolution and certificate adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. Except as provided herein, the Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by appropriate resolution and certificate, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.


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                         ARTICLE IV - TERM OF EXISTENCE

     The Corporation is to exist perpetually.


             ARTICLE V - INITIAL REGISTERED AGENT AND STREET ADDRESS

     The name of the registered agent is Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301, which address is also the address of the registered office of the Corporation.

                            ARTICLE VI - INCORPORATOR

     The name and street address of the incorporator to these Articles of Incorporation is Stephen L. Price, 1400 North 15th Street, Immokalee, Florida 34142.


             ARTICLE VII - MANAGEMENT OF THE BUSINESS OF THE COMPANY

     Section 1 - Authority of the Board: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the Florida Statutes, these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 2 - Action by Shareholders: Any action required or permitted to be taken by the shareholders of the Corporation may be effected at a duly called Annual or Special Meeting of Shareholders of the Corporation or may be effected by written consent of shareholders.

     Section 3 - Special Meeting of Shareholders: A Special Meeting of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the President of the Corporation, or by shareholders holding at least 10% of the outstanding shares of the Corporation.


                            ARTICLE VIII - DIRECTORS

     Section 1 - Number of Directors: The Board of Directors of the Corporation shall be comprised of not less than five nor more than twenty-five directors and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the full Board as set forth in the Corporation's Bylaws. The Board of Directors is authorized to increase the number of directors by no more than two and to immediately appoint persons to fill the new director positions until the next Annual Meeting of Shareholders, at which meeting the new director positions shall be filled by persons elected by the shareholders of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


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     Section 2 - Election and Term: Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Directors shall serve until the next Annual Meeting or until their successors are elected and qualified. At each annual election thereafter directors shall be chosen for a term of one year.

     Section 3 - Vacancies: Subject to the rights of the holders of any series or class of Preferred Stock then outstanding, newly created directorships resulting  from any  increase  in the  authorized  number  of  directors  of any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 4 -Notice: Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     Section 5 -Removal: Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In addition, the Board of Directors, by a vote of not less than a majority of the disinterested directors, may remove a director for cause, as defined in the Corporation's Bylaws.

     Section 6 -Bylaws: The Board of Directors shall have the power to adopt, alter, amend or repeal Bylaws of the Corporation.


                          ARTICLE IX - INDEMNIFICATION

     Section 1 - General: The Corporation shall indemnify any officer, director, employee or agent of the Corporation to the fullest extent authorized by Section
607.0850 of the Florida Business Corporation Act as it now exists or may hereafter be amended (the "FBCA") but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment. This includes, but is not limited to, any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit


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or Proceeding  (or part  thereof)  initiated by such person only if such action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for all expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

     Section  2 -  Failure  to Pay  Claim:  If a claim  under  Section 1 of this
Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the FBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     Section 3 - Other Rights: The rights conferred on any individual by Sections 1 and 2 of this Article shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 4 - Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the FBCA.

     Section 5 - Personal Liability: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in the FBCA. If the FBCA is amended after adoption of these Articles of Incorporation and such amendment further eliminates or limits the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended.


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     Any repeal or modification of the foregoing  paragraph by the  shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                         ARTICLE X - ACQUISITION OFFERS

     The Board of Directors of the Corporation, when evaluating any offer of another person or entity to: (i) make a tender or exchange offer for any equity security of the Corporation; (ii) merge or consolidate the Corporation with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulation.

                             ARTICLE XI - AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the FBCA, and all rights conferred upon shareholders are granted subject to this reservation; however, an affirmative vote of at least a majority of the outstanding common stock of the Corporation shall be necessary to amend these Articles.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 11th day of February, 2002.


                                          /s/ Stephen L. Price
                                          --------------------
                                          Stephen L. Price
                                          Incorporator


















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